                     DEAN WITTER LIQUID ASSET FUND INC

         Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


  (16)   The Fund's current yield for the seven days ending
         August 31, 1998

         (A-B)   x   365/N

         (1.000985 -1)  x  365/7   =             5.14%

         The Fund's effective annualized yield for the seven days ending August 31, 1998

            365/N
         A          - 1

                365/7
         1.000985       - 1   =                  5.27%

         A =  Value of a share of the Fund at end of period.
         B = Value of a share of the Fund at beginning of period. N = Number of days in the period.


CALCULATION

(1.000985 -1)  x  365/7
     =            5.14%

((1.000985)  ^ 52.14285714-1)
     =            5.27%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                  MORGAN STANLEY DEAN WITTER LIQUID ASSET FUND INC.


(A)            GROWTH OF $10,000
(B)            GROWTH OF $50,000
(C)            GROWTH OF $100,000


FORMULA:       G= (TR+1)*P
               G= GROWTH OF INITIAL INVESTMENT
               P= INITIAL INVESTMENT
               TR= TOTAL RETURN SINCE INCEPTION




INVESTED - P          TOTAL
$10,000, $50,000 &    RETURN - TR          (A)   GROWTH OF          (B)   GROWTH OF           (C)   GROWTH OF
$100,000                31-Aug-98          $10,000 INVESTMENT- G    $50,000 INVESTMENT- G     $100,000 INVESTMENT- G
-----------           -----------          ---------------------    ---------------------     ----------------------
     22-Sep-75             427.63                $52,763                     $263,815                $527,630